EXHIBIT 99.1

Steel Partners Holdings Reports Third Quarter Financial Results and
Declares Quarterly Distribution on its Series A Preferred Units

Third Quarter 2022 Results

•Revenue totaled $425.7 million, an increase of 8.6% as compared to the same period in the prior year
•Net income was $36.4 million, an increase of 64.8% as compared to the same period in the prior year
•Net income attributable to common unitholders was $36.3 million, or $1.45 per diluted common unit
•Adjusted EBITDA* decreased to $60.2 million from $72.5 million for the same period in the prior year; Adjusted EBITDA margin* was 14.1%
•Net cash provided by operating activities was $42.3 million
•Adjusted free cash flow* totaled $48.0 million
•Total debt at quarter-end was $177.6 million; net debt,* which includes, among other items, pension and preferred unit liabilities, and marketable securities and long term investment assets totaled $90.0 million

YTD 2022 Results

•Revenue totaled $1,272.8 million, an increase of 16.4%, as compared to the same period in the prior year
•Net income was $133.1 million, an increase of 29.2% as compared to the same period in the prior year
•Net income attributable to common unitholders was $133.0 million, or $5.26 per diluted common unit
•Adjusted EBITDA* decreased to $183.8 million from $196.6 million for the same period in the prior year; Adjusted EBITDA margin* was 14.4%
•Net cash used in operating activities of continuing operations was $58.5 million
•Adjusted free cash flow* totaled $116.0 million

NEW YORK, N.Y., November 9, 2022 - Steel Partners Holdings L.P. (NYSE: SPLP), a diversified global holding company, today announced operating results for the third quarter ended September 30, 2022.

Q3 2022	Q3 2021	($ in thousands)	YTD 2022	YTD 2021
$425,673	$392,113	Revenue	$1,272,826	$1,093,039
36,428	22,105	Net income	133,082	103,010
36,317	22,300	Net income attributable to common unitholders	132,960	102,491
60,167	72,491	Adjusted EBITDA*	183,785	196,631
14.1%	18.5%	Adjusted EBITDA margin*	14.4%	18.0%
11,718	5,631	Purchases of property, plant and equipment	30,188	19,556
48,011	56,405	Adjusted free cash flow*	116,012	110,398
*See reconciliations to the nearest GAAP measure included in the financial tables. See "Note Regarding Use of Non-GAAP Financial Measurements" below for the definition of these non-GAAP measures.

"Our dedication to delivering quality products and services to our customers continues to produce strong earnings," said Executive Chairman Warren Lichtenstein. "Against a backdrop of inflation, market volatility, and rising rates, our conservative financial strategy of reducing costs, paying down debt, and increasing efficiencies will ensure our continued long-term success."

Results of Operations

Comparison of the Three and Nine Months Ended September 30, 2022 and 2021 (unaudited)

(Dollar amounts in table and commentary in thousands, unless otherwise indicated)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$425,673	$392,113	$1,272,826	$1,093,039
Cost of goods sold	273,657	252,819	830,640	712,101
Selling, general and administrative expenses	93,634	80,405	280,599	223,793
Asset impairment charges	2,449	—	2,884	—
Interest expense	5,110	5,089	14,452	16,059
Realized and unrealized (gains) losses on securities, net	(3,641)	21,453	22,570	40,232
Gains from Sales of Businesses	(295)	—	(85,480)	(8,096)
All other expense (income), net*	9,736	1,136	16,056	(24,084)
Total costs and expenses	380,650	360,902	1,081,721	960,005
Income from operations before income taxes and equity method investments	45,023	31,211	191,105	133,034
Income tax provision	9,211	6,428	56,256	56,435
(Income) loss of associated companies, net of taxes	(616)	2,685	1,767	(26,276)
Net income from continuing operation	$36,428	$22,098	$133,082	$102,875
* includes finance interest, provision for (benefit from) loan losses, and other income from the consolidated statements of operations

Revenue

Revenue for the three months ended September 30, 2022 increased $33,560, or 8.6%, as compared to the same period last year, as a result of higher sales across all the reportable segments despite the divestiture of the SL Power Electronics Corporation ("SLPE") business in April 2022. The increases were primarily due to: (1) $22,284 from the Financial Services segment primarily due to higher credit risk transfer and held for sale balances, partially offset by lower non-interest income due to fewer warrant sales as compared to the three months ended September 30, 2021; (2) $5,854 from the Energy segment primarily due to favorable pricing driven by higher demand from the energy sector as a result of higher energy prices.as compared to the three months ended September 30, 2021; and (3) $5,729 from the Diversified Industrial segment primarily driven by higher sales for the Building Materials business unit due primarily to the impact of favorable pricing. These increases were partially offset by the impact from the divestiture of SLPE business as compared to the three months ended September 30, 2021.

Revenue for the nine months ended September 30, 2022 increased $179,787, or 16.4%, as compared to the same period last year, as a result of higher sales across all the reportable segments despite the divestiture of the SLPE business in April 2022. The increases were primarily due to: (1) $125,394 from the Diversified Industrial segment primarily driven by $78,049 higher sales for the Building Materials business unit from the Diversified Industrial segment primarily due to the impact of favorable pricing, and to a lesser extent increased demand for its roofing products, $13,691 higher sales from the Tubing business unit primarily due to favorable pricing and growth from the aerospace & defense, life and science, and energy sectors, and $13,582 higher sales for the Performance Materials business unit primarily due to favorable product mix and pricing; (2) $37,359 from the Financial Services segment primarily due to increased interest income on higher credit risk transfer balances, asset based lending and held for sale balances, partially offset by lower non-interest income due to fewer warrant sales as compared to the nine months ended September 30, 2021; and (3) $17,495 from the Energy segment primarily due to favorable pricing and higher rig hours driven by higher demand from the energy sector as a result of higher energy prices. These increases were partially offset by the impact from the divestiture of SLPE business as compared to the nine months ended September 30, 2021.

Cost of Goods Sold

Cost of goods sold for the three months ended September 30, 2022 increased $20,838, or 8.2%, as compared to the same period last year, primarily driven by higher sales discussed above, as well as higher material and labor costs in the Diversified Industrial and Energy segments, partially offset by the impact of divestiture of the SLPE business.

Cost of goods sold for the nine months ended September 30, 2022 increased $118,539, or 16.6%, as compared to the same period last year, due to increases in the Diversified Industrial and Energy segments. The increases in the Diversified Industrial and

Energy segments in the nine months ended September 30, 2022 were primarily due to the higher sales volume discussed above, as well as higher material and labor cost, partially offset by the impact of divestiture of SLPE business.

Selling, General and Administrative Expenses

Selling, general and administrative expenses ("SG&A") for the three months ended September 30, 2022 increased $13,229, or 16.5%, as compared to the same period last year. The increase was primarily due to higher expenses from the Financial Services segment and, to a lesser extent, higher expenses for Corporate. SG&A expenses for the Financial Services segment increased approximately $16,300, primarily due to higher credit performance fees due to higher credit risk transfer ("CRT") balances and higher personnel costs. SG&A expenses for the Corporate segment increased approximately $4,100, primarily due to higher legal and professional fees, as well as higher personnel costs. These increases were partially offset by the impact of divestiture of SLPE business.

SG&A for the nine months ended September 30, 2022 increased $56,806, or 25.4%, as compared to the same period last year. The increase was primarily driven by higher SG&A expenses from the Financial Service segment as mentioned above. SG&A expenses for Corporate also increased by approximately $21,700 primarily due to higher legal and professional fees, as well as higher personnel costs for the nine months ended September 30, 2022, partially offset by the impact of divestiture of SLPE business.

Asset Impairment Charges

The Company recorded asset impairment charges of $2,449 for the three months ended September 30, 2022 primarily related to the implementation costs of an ERP project associated with the Kasco business unit from the Diversified Industrial segment. The Company also recorded an asset impairment of $403 related to idle equipment associated with the Joining Materials business unit from the Diversified Industrial segment during the first quarter of 2022. There were no impairment charges for the respective periods of 2021.

Interest Expense

Interest expense for the three months and nine months ended September 30, 2022 increased $21, or 0.4%, and decreased $1,607, or 10.0%, respectively, as compared to the same periods last year. The increase for the three month period of 2022 was primarily due to higher average interests, largely offset by lower average debt levels and the decrease for the nine month period of 2022 were primarily due to lower average debt levels, partially offset by higher average interest rates, as compared to the same periods of 2021.

Gains from Sales of Businesses

The Company recorded a pre-tax gain of $85,480 for the nine months ended September 30, 2022, primarily related to the divestiture of the SLPE business from the Diversified Industrial segment. The sales price of SLPE was $144,500, subject to working capital adjustments. The Company recorded a pre-tax gain of $8,096 for the nine months ended September 30, 2021 related to the divestiture of the Edge business from the Diversified Industrial segment.

Realized and Unrealized Losses on Securities, Net

The Company recorded gains of $3,641 for the three months ended September 30, 2022, as compared to losses of $21,453 in the same period of 2021. The Company recorded losses of $22,570 for the nine months ended September 30, 2022, as compared to $40,232 in the same period of 2021. These gains and losses were primarily due to unrealized gains and losses related to the mark-to-market adjustments on the Company's portfolio of securities in these periods.

All Other Expense (Income), Net

All other expense, net totaled $9,736 and $16,056 for the three and nine months ended September 30, 2022, respectively, as compared to all other expense, net totaled $1,136 and all other income, net totaled $24,084 for the three and nine months ended 2021, respectively. All other expense (income), net for the three and nine months ended September 30, 2022 was primarily due to net provisions for loan losses and finance interest related to the Financial Services segment. All other income, net for the nine months ended September 30, 2021 was primarily due to (1) a $19,740 one-time dividend from Aerojet and (2) a pre-tax gain of $6,646 on the sale of an idle facility in the Joining Materials business.

Income Tax Provision

The Company recorded income tax provisions of $9,211 and $6,428 for the three months ended September 30, 2022 and 2021, respectively. The Company recorded income tax provisions of $56,256 and $56,435 for the nine months ended September 30, 2022 and 2021, respectively. The Company's effective tax rate was 20.5% and 20.6% for the three months ended September 30, 2022 and 2021, respectively, and was 29.4% and 42.4% for the nine months ended September 30, 2022 and 2021, respectively. The lower effective tax rate for the nine months ended September 30, 2022 is primarily due to the change in U.S. income tax expense related to unrealized gains and losses on investment, and the net capital gain recognized as a result of the disposal of consolidated subsidiaries that took place during the year. As a limited partnership, the Company is generally not responsible for federal and state income taxes, and its profits and losses are passed directly to its limited partners for inclusion in their respective income tax returns. Provisions have been made for federal, state, local or foreign income taxes on the results of operations generated by our consolidated subsidiaries that are taxable entities. Significant differences between the statutory rate and the effective tax rate include partnership losses for which no tax benefit is recognized, tax expense related to unrealized gains and losses on investment, state taxes, changes in deferred tax valuation allowances and other permanent differences.

(Income) loss of Associated Companies, Net of Taxes

The Company recorded income from associated companies, net of taxes, of $616 and loss from associated companies, net of tax, of $1,767 for the three and nine months ended September 30, 2022, respectively, as compared to loss from associated companies, net of taxes, of $2,685 and income from associated companies, net of taxes, of $26,276 for the three and nine months ended September 30, 2021, respectively. The fluctuations for these periods were primarily due to the changes in fair value of the Company's investment in Steel Connect.

Purchases of Property, Plant and Equipment (Capital Expenditures)

Capital expenditures for the three months ended September 30, 2022 totaled $11,718, or 2.8% of revenue, as compared to $5,631, or 1.4% of revenue, in the same period of 2021. Capital expenditure for the nine months ended September 30, 2022 totaled $30,188, or 2.4% of revenue, as compared to $19,556, or 1.8% of revenue for the same period of 2021.

Common Units Repurchase Program

In the three months ended September 30, 2022, the Company repurchased 236,746 common units for $9,902. Since inception of the Repurchase Program the Company had purchased 7,257,678 common units for an aggregate price of approximately $140,703. As of September 30, 2022, there were approximately 512,562 common units that may yet be purchased under the Repurchase Program.

Additional Non-GAAP Financial Measures

Adjusted EBITDA was $60,167 for the three months ended September 30, 2022, as compared to $72,491 for the same period of 2021. Adjusted EBITDA decreased by $12,324 primarily due to decreases in the Diversified Industrial segment driven by higher material and labor costs and the impact from divestiture of SLPE business unit, Financial Service segment due to higher loan loss provisions and higher credit performance fees due to higher credit risk transfer balances as well as higher personnel costs, and in the Corporate segment driven by higher legal and professional fees, as well as higher personnel costs, partially offset by increase from the Energy segment driven by strong sales performance primarily due to favorable pricing. For the three months ended September 30, 2022, adjusted free cash flow was $48,011 as compared to $56,405 for the same period in 2021. Adjusted free cash flow decreased by $8,394 primarily due to higher capital expenditures and lower EBITDA performance, partially offset by improved management of working capital.

Adjusted EBITDA was $183,785 for the nine months ended September 30, 2022, as compared to $196,631 for the same period of 2021. Adjusted EBITDA decreased by $12,846 primarily due to decreases in the Financial Service segment due to higher loan loss provisions and higher credit performance fees as a result of higher credit risk transfer balances as well as higher personnel costs and in the Corporate driven by higher legal and other professional fees, as well as higher personnel costs, partially offset by increases from the Diversified Industrial and Energy segments driven by strong sales performance primarily due to favorable pricing. For the nine months ended September 30, 2022, adjusted free cash flow was $116,012 as compared to $110,398 for the same period in 2021. Adjusted free cash flow increased by $5,614 primarily due to improved management of working capital, partially offset by lower EBITDA and higher capital expenditures.

Liquidity and Capital Resources

As of September 30, 2022, the Company had approximately $413,000 in availability under its senior credit agreement, as well as $39,558 in cash and cash equivalents, excluding WebBank cash, and approximately $263,965 in long-term investments (including marketable securities).

As of September 30, 2022, total debt was $177,598, a decrease of approximately $93,423, as compared to December 31, 2021. As of September 30, 2022, net debt totaled $89,956, a decrease of approximately $135,157, primarily driven by payments on Company's senior credit facility using proceeds from the sale of SLPE. Total leverage (as defined in the Company's senior credit agreement) was approximately 1.2x as of September 30, 2022 as compared to approximately 1.6x as of December 31, 2021.

Quarterly Cash Distribution on Series A Preferred Units

On November 9, 2022, the Company's board of directors declared a regular quarterly cash distribution of $0.375 per unit, payable December 15, 2022, to unitholders of record as of December 1, 2022, on its 6% Series A Preferred Units, no par value ("Series A Preferred").

Any future determination to declare distributions on its units of Series A Preferred, and any determination to pay such distributions in cash or in kind, or a combination thereof, will remain at the discretion of Steel Partners' board of directors and will be dependent upon a number of factors, including the Company's results of operations, cash flows, financial position, and capital requirements, among others.

About Steel Partners Holdings L.P.

Steel Partners Holdings L.P. (www.steelpartners.com) is a diversified global holding company that owns and operates businesses and has significant interests in various companies, including diversified industrial products, energy, defense, supply chain management and logistics, banking and youth sports. At Steel Partners, our culture and core values of Teamwork, Respect, Integrity, and Commitment guide our Kids First purpose, which is to forge a path of success for the next generation by instilling values, building character, and teaching life lessons through sports.

(Financial Tables Follow)

Consolidated Balance Sheets (unaudited)

(in thousands, except common units)	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$361,517	$325,363
Trade and other receivables - net of allowance for doubtful accounts of $2,765 and $3,510, respectively	206,704	193,976
Receivables from related parties	1,374	2,944
Loans receivable, including loans held for sale of $403,356 and $198,632, respectively, net	881,524	529,529
Inventories, net	210,851	184,271
Prepaid expenses and other current assets	50,393	48,019
Total current assets	1,712,363	1,284,102
Long-term loans receivable, net	418,761	511,444
Goodwill	125,368	148,018
Other intangible assets, net	98,359	119,830
Other non-current assets	175,876	79,143
Property, plant and equipment, net	229,619	234,976
Operating lease right-of-use assets	44,268	36,636
Long-term investments	263,965	261,080
Total Assets	$3,068,579	$2,675,229
LIABILITIES AND CAPITAL
Current liabilities:
Accounts payable	$132,833	$123,282
Accrued liabilities	119,751	86,848
Deposits	1,117,149	447,152
Payables to related parties	2,737	1,885
Short-term debt	392	100
Current portion of long-term debt	67	1,071
Other current liabilities	72,238	54,674
Total current liabilities	1,445,167	715,012
Long-term deposits	314,364	377,735
Long-term debt	177,139	269,850
Other borrowings	59,305	333,963
Preferred unit liability	151,573	149,570
Accrued pension liabilities	64,308	82,376
Deferred tax liabilities	31,023	13,674
Long-term operating lease liabilities	36,649	27,511
Other non-current liabilities	41,384	36,490
Total Liabilities	2,320,912	2,006,181
Commitments and Contingencies
Capital:
Partners' capital common units: 21,689,735 and 21,018,009 issued and outstanding (after deducting 17,816,365 and 16,810,932 units held in treasury, at cost of $305,603 and $264,284), respectively	883,132	795,140
Accumulated other comprehensive loss	(136,634)	(131,803)
Total Partners' Capital	746,498	663,337
Noncontrolling interests in consolidated entities	1,169	5,711
Total Capital	747,667	669,048
Total Liabilities and Capital	$3,068,579	$2,675,229

Consolidated Statements of Operations (unaudited)

(in thousands, except common units and per common unit data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Diversified Industrial net sales	$312,200	$306,471	$986,113	$860,719
Energy net revenue	51,409	45,862	136,750	119,716
Financial Services revenue	62,064	39,780	149,963	112,604
Total revenue	425,673	392,113	1,272,826	1,093,039
Costs and expenses:
Cost of goods sold	273,657	252,819	830,640	712,101
Selling, general and administrative expenses	93,634	80,405	280,599	223,793
Asset impairment charges	2,449	—	2,884	—
Finance interest expense	4,770	1,790	7,606	6,649
Provision for (benefit from) loan losses	6,593	437	11,758	(1,845)
Gains from Sales of Businesses	(295)	—	(85,480)	(8,096)
Interest expense	5,110	5,089	14,452	16,059
Realized and unrealized (gains) losses on securities, net	(3,641)	21,453	22,570	40,232
Other income, net	(1,627)	(1,091)	(3,308)	(28,888)
Total costs and expenses	380,650	360,902	1,081,721	960,005
Income from operations before income taxes and equity method investments	45,023	31,211	191,105	133,034
Income tax provision	9,211	6,428	56,256	56,435
(Income) loss of associated companies, net of taxes	(616)	2,685	1,767	(26,276)
Net income from continuing operations	36,428	22,098	133,082	102,875
Discontinued operations
Net gain from discontinued operations, net of taxes	—	7	—	135
Net income	36,428	22,105	133,082	103,010
Net (income) loss attributable to noncontrolling interests in consolidated entities	(111)	195	(122)	(519)
Net income attributable to common unitholders	$36,317	$22,300	$132,960	$102,491
Net income per common unit - basic
Net income from continuing operations	$1.57	$1.06	$5.85	$4.69
Net income from discontinued operations	—	—	—	0.01
Net income attributable to common unitholders	$1.57	$1.06	$5.85	$4.70
Net income per common unit - diluted
Net income from continuing operations	$1.45	$0.92	$5.26	$3.63
Net income from discontinued operations	—	—	—	—
Net income attributable to common unitholders	$1.45	$0.92	$5.26	$3.63
Weighted-average number of common units outstanding - basic	23,147,644	21,018,615	22,737,902	21,816,833
Weighted-average number of common units outstanding - diluted	27,245,770	27,672,551	27,038,551	30,715,447

Supplemental Balance Sheet Data (September 30, 2022 unaudited)

(in thousands, except common and preferred units)	September 30,	December 31,
	2022	2021
Cash and cash equivalents	$361,517	$325,363
WebBank cash and cash equivalents	321,959	308,589
Cash and cash equivalents, excluding WebBank	$39,558	$16,774
Common units outstanding	21,689,735	21,018,009
Preferred units outstanding	6,422,128	6,422,128

Supplemental Non-GAAP Disclosures (unaudited)

Adjusted EBITDA Reconciliation:

(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income from continuing operations	$36,428	$22,098	$133,082	$102,875
Income tax provision	9,211	6,428	56,256	56,435
Income from continuing operations before income taxes	45,639	28,526	189,338	159,310
Add (Deduct):
(Income) loss of associated companies, net of taxes	(616)	2,685	1,767	(26,276)
Realized and unrealized (gains) losses on securities, net	(3,641)	21,453	22,570	40,232
Interest expense	5,110	5,089	14,452	16,059
Depreciation	9,118	10,417	28,636	31,240
Amortization	3,583	4,576	11,576	13,952
Asset impairment charges	2,449	—	2,884	—
Non-cash pension expense	(1,799)	(1,433)	(5,405)	(4,434)
Non-cash equity-based compensation	369	399	842	1,116
Gains from Sales of Businesses	(295)	—	(85,480)	(8,096)
Other items, net	250	779	2,605	(26,472)
Adjusted EBITDA	$60,167	$72,491	$183,785	$196,631

Total revenue	$425,673	$392,113	$1,272,826	$1,093,039
Adjusted EBITDA margin	14.1%	18.5%	14.4%	18.0%

Net Debt Reconciliation:

(in thousands)	September 30,	December 31,
	2022	2021
Total debt	$177,598	$271,021
Accrued pension liabilities	64,308	82,376
Preferred unit liability	151,573	149,570
Cash and cash equivalents, excluding WebBank	(39,558)	(16,774)
Long-term investments	(263,965)	(261,080)
Net debt	$89,956	$225,113

Adjusted Free Cash Flow Reconciliation:

(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net cash provided by (used in) operating activities	$42,337	$43,887	$(58,524)	$58,884
Purchases of property, plant and equipment	(11,718)	(5,631)	(30,188)	(19,556)
Net increase in loans held for sale	17,392	18,149	204,724	71,070
Adjusted free cash flow	$48,011	$56,405	$116,012	$110,398

Segment Results (unaudited)

(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Diversified Industrial	$312,200	$306,471	$986,113	$860,719
Energy	51,409	45,862	136,750	119,716
Financial Services	62,064	39,780	149,963	112,604
Total revenue	$425,673	$392,113	$1,272,826	$1,093,039

Income (loss) from continuing operations before interest expense and income taxes:
Diversified Industrial	$27,500	$33,710	$183,534	$97,246
Energy	6,383	6,343	14,012	12,804
Financial Services	17,135	20,076	44,771	64,243
Corporate and other	(269)	(26,514)	(38,527)	1,076
Income from continuing operations before interest expense and income taxes	50,749	33,615	203,790	175,369
Interest expense	5,110	5,089	14,452	16,059
Income tax provision	9,211	6,428	56,256	56,435
Net income from continuing operations	$36,428	$22,098	$133,082	$102,875

(Income) loss of associated companies, net of taxes:
Corporate and other	$(616)	$2,685	$1,767	$(26,276)
Total	$(616)	$2,685	$1,767	$(26,276)

Segment depreciation and amortization:
Diversified Industrial	$9,875	$11,824	$31,628	$35,639
Energy	2,536	3,010	7,700	9,070
Financial Services	131	120	392	365
Corporate and other	159	39	492	118
Total depreciation and amortization	$12,701	$14,993	$40,212	$45,192

Segment Adjusted EBITDA:
Diversified Industrial	$37,504	$45,702	$129,481	$118,047
Energy	8,873	7,865	21,538	18,892
Financial Services	17,101	20,693	44,300	64,594
Corporate and other	(3,311)	(1,769)	(11,534)	(4,902)
Total Adjusted EBITDA	$60,167	$72,491	$183,785	$196,631

Note Regarding Use of Non-GAAP Financial Measurements

The financial data contained in this press release includes certain non-GAAP financial measurements as defined by the SEC, including "Adjusted EBITDA," "Net Debt" and "Adjusted Free Cash Flow." The Company is presenting these non-GAAP financial measurements because it believes that these measures provide useful information to investors about the Company's business and its financial condition. The Company defines Adjusted EBITDA as net income or loss from continuing operations before the effects of income or loss from investments in associated companies and other investments held at fair value, interest expense, taxes, depreciation and amortization, non-cash pension expense or income, and realized and unrealized gains or losses on securities, and excludes certain non-recurring and non-cash items. The Company defines Net Debt as the sum of total debt, accrued pension liabilities and preferred unit liability, less the sum of cash and cash equivalents (excluding those used in WebBank's banking operations), and long-term investments. The Company defines Adjusted Free Cash Flow as net cash provided by or used in operating activities of continuing operations less the sum of purchases of property, plant and equipment, and net increases or decreases in loans held for sale. The Company believes these measures are useful to investors because they are measures used by the Company's Board of Directors and management to evaluate its ongoing business, including in internal management reporting, budgeting and forecasting processes, in comparing operating results across the business, as internal profitability measures, as components in assessing liquidity and evaluating the ability and the desirability of making capital expenditures and significant acquisitions, and as elements in determining executive compensation.

However, the measures are not measures of financial performance under generally accepted accounting principles in the U.S. ("U.S. GAAP"), and the items excluded from these measures are significant components in understanding and assessing financial performance. Therefore, these non-GAAP financial measurements should not be considered substitutes for net income or loss, total debt, or cash flows from operating, investing or financing activities. Because Adjusted EBITDA is calculated before recurring cash charges, including realized losses on investments, interest expense, and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of Adjusted EBITDA as an analytical tool, including the following:

•Adjusted EBITDA does not reflect the Company's tax provision or the cash requirements to pay its taxes;
•Adjusted EBITDA does not reflect income or loss from the Company's investments in associated companies and other investments held at fair value;
•Adjusted EBITDA does not reflect the Company's interest expense;
•Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect the cash requirements for such replacement;
•Adjusted EBITDA does not reflect the Company's net realized and unrealized gains and losses on its investments;
•Adjusted EBITDA does not include non-cash charges for pension expense and equity-based compensation;
•Adjusted EBITDA does not include amounts related to noncontrolling interests in consolidated entities;
•Adjusted EBITDA does not include certain other non-recurring and non-cash items; and
•Adjusted EBITDA does not include the Company's discontinued operations.

In addition, Net Debt assumes the Company's cash and cash equivalents (excluding those used in WebBank's banking operations), marketable securities and long-term investments are immediately convertible in cash and can be used to reduce outstanding debt without restriction at their recorded fair value, while Adjusted Free Cash Flow excludes net increases or decreases in loans held for sale, which can vary significantly from period-to-period since these loans are typically sold after origination and thus represent a significant component in WebBank's operating cash flow requirements.

The Company compensates for these limitations by relying primarily on its U.S. GAAP financial measures and using these measures only as supplemental information. The Company believes that consideration of Adjusted EBITDA, Net Debt and Adjusted Free Cash Flow, together with a careful review of its U.S. GAAP financial measures, is a well-informed method of analyzing SPLP. Because Adjusted EBITDA, Net Debt and Adjusted Free Cash Flow are not measurements determined in accordance with U.S. GAAP and are susceptible to varying calculations, Adjusted EBITDA, Net Debt and Adjusted Free Cash Flow, as presented, may not be comparable to other similarly titled measures of other companies.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SPLP's current expectations and projections about its future results, performance, prospects and opportunities. SPLP identifies these forward-looking statements by using words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate," and similar expressions. These forward-

looking statements are only predictions based upon the Company's current expectations and projections about future events, and are based on information currently available to the Company and are subject to risks, uncertainties, and other factors that could cause its actual results, performance, prospects, or opportunities in 2022 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation: the continued volatility of crude oil and commodity prices; the Company’s subsidiaries’ sponsor defined pension plans, which could subject the Company to substantial future cash flow requirements; significant costs as a result of complying with legal and regulatory requirements, including environmental laws and regulations, restrictions on greenhouse gas emissions, banking regulations and other extensive requirements to which the Company and its businesses are subject; risks associated with the Company’s wholly-owned subsidiary, WebBank, as a result of its Federal Deposit Insurance Corporation ("FDIC") status, highly-regulated lending programs, and capital requirements; the ability to meet obligations under the Company's senior credit facility through future cash flows or financings; the risk of management diversion, increased costs and expenses, and impact on profitability in connection with the Company's acquisitions; the impact of losses in the Company's investment portfolio; the effects of rising interest rates on the Company's investments; the Company’s ability to protect its intellectual property rights and obtain or retain licenses to use others' intellectual property on which the Company relies; the Company’s exposure to risks inherent to conducting business outside of the U.S.; the impact of any changes in U.S. trade policies; the adverse impact of litigation or compliance failures on the Company's profitability; a significant disruption in, or breach in security of, the Company’s technology systems or protection of personal data; labor disputes or disruptions, as a result of vaccination policies or otherwise; economic downturns; the loss of any significant customer contracts; the material weakness identified in the Company’s internal control over financial reporting; the adverse effect of the ongoing COVID-19 pandemic on business, results of operations, financial condition, and cash flows; the rights of unitholders with respect to voting and maintaining actions against the Company or its affiliates; potential conflicts of interest arising from certain interlocking relationships amount us and affiliates of the Company’s Executive Chairman; the Company’s dependence on the Manager and impact of the management fee on the Company’s total partners’ capital; the impact to the development of an active market for the Company’s units due to transfer restrictions in the Company's partnership agreement; the Company’s tax treatment and its subsidiaries’ ability to fully utilize their tax benefits; the loss of essential employees; and other risks detailed from time to time in filings we make with the SEC. These statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Investors should read carefully the factors described in the "Risk Factors" section of the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 2021 and subsequent quarterly reports on Form 10-Q and annual reports on Form 10-K, for information regarding risk factors that could affect the Company's results. Any forward-looking statement made in this press release speaks only as of the date hereof, and investors should not rely upon forward-looking statements as predictions of future events. Except as otherwise required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

Investor Relations Contact

Jennifer Golembeske
212-520-2300
jgolembeske@steelpartners.com